UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Pre-Paid Advance Agreement

On February 12, 2024, Reborn Coffee, Inc. (the “Company”) entered into a Pre-Paid Advance Agreement (the “PPA”) with EF Hutton YA Fund, LP, a Delaware limited partnership (the “Investor”). In accordance with the terms of the PPA, on February 12, 2024, the Investor advanced to the Company a pre-paid advance of $1,100,000 (the “Pre-Paid Advance”). The Pre-Paid Advances was purchased by the Investor at 90% of the face amount.

If and when requested by the Investor in writing (a “Purchase Notice”) while the Pre-Paid Advance is outstanding, the Investor may require the Company to issue and sell shares of the Company’s common stock, par value $0.0001, per share (“common stock”) to the Investor (a “PPA Advance”) and the amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance by the Company of common stock to the Investor, at a price per share equal to the lower of: (a) 100% of the volume weighted average price (as reported during regular trading hours by Bloomberg) (the “VWAP”) of the Company’s common stock on the trading day immediately preceding the closing of the Pre-Paid Advance (the “Fixed Price”) or (b) 87% of the lowest daily VWAP of the shares during the five trading days immediately prior to each Purchase Notice, subject to the Floor Price. The “Floor Price” is equal to $0.46. Interest will accrue on the outstanding balance of any Pre-Paid Advance at 0%, subject to an increase to 18% upon events of default described in the PPA. The Pre-Paid Advance matures within one year.

The Investor will not be entitled to a PPA Advance if the issuance of shares of the Company’s common stock (i) would result in the Investor (and its affiliates) beneficially owning more than 4.99% of the outstanding shares of the Company, or (ii) when combined with all other PPA Advances, would exceed the “Exchange Cap” of 414,693 shares of the Company’s common stock (representing 19.99% of the aggregate amount of common stock issued and outstanding as of the Effective Date), unless the Company obtains stockholder approval to do so.

The Investor has agreed that, while the Pre-Paid Advance is outstanding, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Company’s common stock. In addition, pursuant to the PPA, as long as the Pre-Paid Advance remains outstanding, the Company may not enter into any Variable Rate Transactions (as defined in the PPA).

The PPA provides that, within ten trading days of an Amortization Event, the Company must make a cash repayment to the Investor of an amount outstanding under the Pre-Paid Advance equal to $500,000, plus any accrued and unpaid interest (if any), and a 10% redemption premium. An “Amortization Event” occurs if (1) the daily VWAP of the Company’s common stock (as reported by Bloomberg) is lower than the Floor Price for any five of seven consecutive trading days, (2) the Company has issued in excess of 99% of all of the shares available under the Exchange Cap, or (3) the Investor is unable to use the Registration Statement (defined below) (and any one or more additional registration statements filed with the U.S. Securities and Exchange Commission (“SEC”) that include the shares of the Company’s common stock that may be issued and sold by the Company to the Investor under the PPA) for period of ten consecutive trading days.

The Company may, in its sole discretion, redeem an outstanding Pre-Paid Advance in cash by providing the Investor with advance written notice at least ten trading days prior to such prepayment if the VWAP of the Company’s common stock is, at the time of such written notice, lower than the Fixed Price. The prepayment shall include a prepayment premium equal to 10%.

As consideration for the Investor’s entry into the PPA, the Company agreed to pay to the Investor a non-refundable due diligence fee of $15,000 to be deducted from proceeds at the closing.

The shares of common stock to be issued under the PPA will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275070) (the “Registration Statement”). Concurrently with the filing of this Current Report on Form 8-K, the Company is filing a prospectus supplement with the SEC in connection with the offer and sale of the shares of common stock.

The foregoing is a summary description of certain terms of the PPA. For a full description of all terms, please refer to the copy of the PPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attached to this Current Report on Form 8-K as Exhibit 5.1, is the opinion of Pryor Cashman LLP relating to the legality of the shares of common stock issuable pursuant to the PPA.

Standby Equity Purchase Agreement

In addition, on February 12, 2024, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”).

Pursuant to the SEPA, the Company shall have the right, but not the obligation, to sell to Yorkville up to $5,000,000 of the Company’s common stock, at the Company’s request any time during the commitment period commencing on February 12, 2024 (the “Effective Date”) and terminating on the first day of the month following the 36-month anniversary of the Effective Date. Each issuance and sale by the Company to Yorkville under the SEPA (a “SEPA Advance”) is subject to a maximum limit equal to the greater of: (i) an amount equal to 100% of the average of the daily volume traded of the Company’s common stock on the Nasdaq Stock Market (“Nasdaq”) during the five trading days immediately preceding the SEPA Advance notice, or (ii) 500,000 shares of the Company’s common stock.

The shares will be issued and sold to Yorkville at a per share price equal to, at the election of the Company as specified in the relevant SEPA Advance notice: (i) 95% of the Market Price (as defined below) for any period commencing (1) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (2) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of such SEPA Advance notice by Yorkville (or the open of regular trading hours, if later) (the “Option 1 Pricing Period”), and (ii) 96% of the Market Price for any three consecutive trading days commencing on the SEPA Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the VWAP of the common stock on Nasdaq, and for any Option 2 Pricing Period, the lowest VWAP of the common stock on the Nasdaq during the Option 2 Pricing Period. The SEPA Advances are subject to certain limitations, including that Yorkville cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding common stock at the time of a SEPA Advance or acquiring since the Effective Date under the SEPA more than the Exchange Cap, unless the Company obtains stockholder approval to do so. Additionally, if the total number of shares of common stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of common stock issued and sold pursuant to such SEPA Advance notice will be reduced to the greater of (a) 30% of the trading volume of the common stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (b) the number of shares of common stock sold by Yorkville during such Pricing Period. “Volume Threshold” is defined as a number of shares of common stock equal to the quotient of (a) the number of shares in the SEPA Advance notice requested by the Company divided by (b) 0.30.

Pursuant to the SEPA, the Company is required to register all shares which Yorkville may acquire. The Company agreed to file with the SEC a registration statement Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, registering for resale all of the common stock that are to be offered and sold to Yorkville pursuant to the SEPA. The Company is required to have a registration statement covering the resale of shares issued pursuant to the SEPA declared effective by the SEC before it can sell any shares to Yorkville pursuant to the SEPA.

The Company has also agreed to pay Yorkville a commitment fee equal to $150,000 (the “Commitment Fee”) by the issuance to Yorkville within three trading days of the Effective Date of such number of shares of common stock that is equal to the Commitment Fee divided by the closing price of the common stock on the trading day immediately prior to the Effective Date (collectively, the “Commitment Shares”). The Company is also required to include the resale of the Commitment Shares on the registration statement described in the immediately preceding paragraph.

The Company may terminate the SEPA at any time upon five trading days’ notice to Yorkville; provided that (i) there are no outstanding SEPA Advance notices, the shares of common stock under which have yet to be issued, and (ii) the Company has paid all amounts owed to Yorkville pursuant to the SEPA, including the Commitment Fee.

The foregoing is a summary description of certain terms of the SEPA. For a full description of all terms, please refer to the copy of the SEPA that is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of common stock is incorporated by reference herein in its entirety. The offer and sale of shares of common stock pursuant to the SEPA is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding statements regarding the amount of shares of common stock the Company may issue to the Investor or Yorkville pursuant to the PPA and the SEPA, as applicable, and the amount of proceeds to be received by the Company from the sale of shares of common stock and related matters. Forward-looking statements generally relate to future events and can be identified by terminology such as “may”, “could”, “plan”, “expect”, “intend”, “will”, “anticipate”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risks and uncertainties set forth or incorporated by reference in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed by the Company on April 11, 2023 and the Company’s future filings from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements. The Company does not give any assurance that it will achieve its expectations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP relating to the legality of shares of common stock issuable pursuant to the PPA.

10.1	Pre-Paid Advance Agreement by and between Reborn Coffee, Inc. and EF Hutton YA Fund, LP, dated February 12, 2024.

10.2	Standby Equity Purchase Agreement by and between Reborn Coffee, Inc. and YA II PN, Ltd., dated February 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2024

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer